UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of Report  (Date of earliest event reported) November 12, 2004

IDAHO GENERAL MINES, INC.

(Exact name of registrant as specified in its charter)

Idaho

  000-50539

    91-0232000

(State or other jurisdiction

(Commission

(IRS Employer

        of incorporation)

File  Number)

Identification No.)

10 N. Post St., Suite 610

   Spokane, WA 99201

    99201

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code: (509) 838-1213

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On November 12, 2004 Idaho General Mines, Inc. entered into an Option Agreement with Mt. Hope Mines, Inc., a Colorado Corporation.  Pursuant to the terms of the Agreement, Idaho General Mines, Inc has been granted an exclusive one-year option to lease Mount Hope’s previously drilled molybdenum deposit consisting of 13 patented claims and 109 unpatented claims in Eureka County, Nevada.  The option is exercisable for a period of one-year and upon exercise, grants Idaho General Mines, Inc. a 30-year lease to access, explore, develop and, if warranted, mine the property.  As consideration for entering into the Option Agreement, Idaho General Mines, Inc. paid Mt. Hope Mines, Inc., $175,000 and granted Mt. Hope Mines, Inc. 500,000 shares of Idaho General Mines, Inc. common stock and warrants, exercisable for a period of seven years, to acquire up to 500,000 shares of Idaho General Mines, Inc. common stock at a price of $0.80 per share. A finders’ fee in the amount of $150,000 is payable by the Company to an unaffiliated third party.

ITEM 3.02 UNREGISTERED SALES OF SECURITIES.

On November 17, 2004 the Company concluded a private placement offering of 2,700,000 Units of the Company’s $0.001 par value common stock at a price of $0.40 per Unit.  Each Unit consisted of one Share of Common Stock and one Common Stock Purchase Warrant, exercisable for twenty-four months from the date of issuance, to purchase one additional Share.  The exercise price of the Common Stock Purchase Warrant is $0.80 per Share.  .

The Units were offered for sale on a “Best Efforts” basis by the Company’s officers and directors, by Pennaluna & Company, Coeur d’ Alene, Idaho and by Aegis Capital Corp., Valley Stream , New York.  A total of 2,700,000 Units were sold resulting in gross proceed of $1,080,000.  After payment of sales commissions in the amount of $89,000 the Company received net proceeds of $991,000.

The securities were offered pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D.  There were a total of 48 purchasers, 45 of whom were accredited and 3 of whom were unaccredited.  A legend was placed on each certificate indicating that the shares had not been registered and were restricted from resale.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

On November 16, 2004 the Board of Directors unanimously consented to amend the Articles of Incorporation of the Company. The amendment reclassified 10,000,000 shares of the Company’s authorized no par value Preferred Stock into 10,000,000 shares of $0.001 par value Series A Preferred Stock. This amendment to the Articles of Incorporation does not require shareholder approval

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

3.1 - Articles of Amendment of Idaho General Mines, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

/s/ Robert L. Russell

By:_________________________________

Robert L. Russell, President

Date:     November 17, 2004